SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 2, 2004

CONCENTRA OPERATING CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 400 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable

(former address if changed since last report)

Item 9. Regulation FD Disclosure

The registrant’s press release dated January 30, 2004 regarding its anticipated financial results for the quarter ended December 31, 2003 is attached hereto as Exhibit 99.1 and incorporated by reference herein. This information is being furnished under Item 12 of Form 8-K and is being presented under Item 9 in accordance with the Commission’s interim guidance regarding Item 12 filing requirements. The attached press release presents a measure of net income that excludes certain quantified special items in addition to reporting net income under U.S. generally accepted accounting principles (GAAP). Net income excluding such items is a non-GAAP financial measure and is included due to the use of this measure by the holders of the Company’s 13% senior subordinated notes and 9.5% senior subordinated notes, and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements. The press release includes information to reconcile such non-GAAP financial information to the most comparable GAAP measure.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: February 2, 2004